Exhibit 10.8

UNCONDITIONAL GUARANTY

THIS UNCONDITIONAL GUARANTY (this “Guaranty”) dated as of January 5, 2022, is made by each of the undersigned Subsidiaries and Affiliates of U.S. ENERGY CORP., a corporation organized under the laws of the State of Wyoming (“Borrower”), whether as an original signatory hereto or as an Additional Guarantor pursuant to Section 20 hereof (together with each such Person’s respective heirs, executors, personal representatives, permitted successors and permitted assigns, collectively, “Guarantors” and individually, a “Guarantor”), in favor of FIRSTBANK SOUTHWEST, as Administrative Agent for the benefit of the Secured Parties as defined in the Agreement (in such capacity, “Administrative Agent”), and is executed and delivered pursuant to that certain Credit Agreement of even date herewith (as same may be amended, restated or modified from time to time, the “Agreement”) among Administrative Agent, the Lenders party thereto and Borrower.

WHEREAS, Borrower has executed and delivered the Agreement, and to induce the Secured Parties to make the loans and other financial accommodations provided for in the Agreement, Secured Swap Agreements and Secured Cash Management Agreements, Guarantors have agreed to guarantee the payment and satisfaction of the Secured Obligations (as defined in the Agreement) and to execute and deliver this Guaranty; and

WHEREAS, each Guarantor is a Subsidiary or Affiliate of Borrower, and each Guarantor desires that the Lenders extend credit to Borrower as contemplated by the Agreement, and each Guarantor will directly or indirectly benefit from the use of the loan proceeds by Borrower for the purposes for which the credit is being extended pursuant to the Agreement; and

WHEREAS, each Guarantor, by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from guarantying the Secured Obligations, all as hereinafter provided;

NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantors guarantee to the Lenders the prompt and full payment and performance of the Secured Obligations upon the following terms and conditions:

1. Definitions. Terms used herein which are defined in the Agreement have the meanings provided therefor in the Agreement unless the context hereof otherwise requires or provides. As used herein:

“Release Date” means the date upon which all of the following shall have occurred: (i) termination of the Commitments, (ii) payment in full of all Secured Obligations (other than (x) contingent indemnification obligations and (y) any other obligations or liabilities, which by their terms expressly survive the termination of the Loan Documents), (iii) the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Administrative Agent and the Issuing Bank shall have been made) and (iv) the expiration or termination of all then existing Secured Swap Agreements and Secured Cash Management Agreements (other than those as to which other arrangements satisfactory to the applicable Secured Swap Provider or Secured Cash Management Provider have been made).

2. Guaranty. In consideration of loans, advances or other credit heretofore or hereafter granted by the Lenders to Borrower or any other Loan Party pursuant to the Agreement and in further consideration of any Secured Cash Management Agreements and Secured Swap Agreements, Guarantors hereby, jointly and severally, unconditionally, absolutely and irrevocably, guarantee to the Secured Parties, the due and punctual payment at maturity, whether by acceleration or otherwise, and the due fulfillment and performance of the Secured Obligations. Each Guarantor is jointly and severally liable for the full payment and performance of the Secured Obligations as a primary obligor.

3. Payment. If any of the Secured Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantors shall, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 4 hereof), pay the amount due and payable thereon to Administrative Agent, at its office specified in the Agreement. It is not necessary for Administrative Agent, in order to enforce such payment by Guarantors, first to institute suit or exhaust its remedies against Borrower or others liable on the indebtedness, or to enforce its rights against any security given to secure such indebtedness. Administrative Agent is not required to mitigate damages or take any other action to reduce, collect or enforce the Secured Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which any Guarantor has or may have against Borrower or any Secured Party shall be available hereunder to Guarantors. No payment by any Guarantor shall discharge the liability of Guarantors hereunder until the Secured Obligations have been fully satisfied and the Release Date shall have occurred. If Administrative Agent must rescind or restore any payment, or any part thereof, received by Administrative Agent on any part of the Secured Obligations, any prior release or discharge from the terms of this Guaranty given Guarantors by Administrative Agent or any reduction of any Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.

4. Agreements and Waivers. Each Guarantor

(a) agrees to all terms and agreements heretofore or hereafter made by Borrower with Administrative Agent and/or any other Secured Party relating to the Transactions;

(b) agrees that Administrative Agent may without impairing its rights or the obligations of such Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release Borrower or any other Person, including, without limitation, any other party who is personally or whose property is liable with respect to the Secured Obligations or any part thereof (Guarantors and any such other Person or Persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Secured Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Secured Obligations or the liability of such Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Secured Obligations or any instrument or agreement evidencing the same; (v) apply payments by Borrower, any Surety, or any other Person, to any of the Secured Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Administrative Agent may deem appropriate; or (viii) partially or fully release any Guarantor or any other Surety from liability hereunder;

(c) agrees that the obligations of such Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Secured Obligations or any document or agreement executed in connection with the Secured Obligations, for any reason, or the fact that any debt included in the Secured Obligations exceeds the amount permitted by law; (iii) the failure of Administrative Agent or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security; (iv) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Secured Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other security interest or lien; (v) the fact that Borrower has any defense to the payment of all or any part of the Secured Obligations; (vi) any payment by Borrower or any Surety to Administrative Agent and/or any other Secured Party is a preference under applicable bankruptcy laws, or for any reason Administrative Agent and/or any other Secured Party is required to refund such payment or pay such amounts to Borrower, any such Surety, or someone else; (vii) any defenses which Borrower could assert on the Secured Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to the Agreement, the Loan Documents, the Secured Obligations, the security and collateral therefor whether or not such action or omission prejudices such Guarantor or any Surety, or increases the likelihood that such Guarantor will be required to pay the Secured Obligations pursuant to the terms hereof;

(d) agrees that such Guarantor is obligated to pay the Secured Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Secured Obligations;

(e) to the extent allowed by applicable law, waives all rights and remedies now or hereafter accorded by applicable law to guarantors or sureties, including without limitation any defense, right of offset or other claim which such Guarantor may have against Borrower or which Borrower may have against Administrative Agent and/or the Lenders;

(f) waives all notices whatsoever with respect to this Guaranty or with respect to the Secured Obligations, including, but without limitation, notice of (i) Administrative Agent’s and/or the Lenders’ acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Secured Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by Borrower or any Surety; (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment, or other security for any of the Secured Obligations;

(g) waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Secured Obligations, and any demands and notices required by law, except as such waiver may be expressly prohibited by law, and diligence in bringing suits against any Surety; and

(h) waives each right to which it may be entitled by virtue of the laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the Uniform Commercial Code, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times.

5. Liability. The liability of each Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other Person, and shall not in any manner be affected by reason of any action taken or not taken by Administrative Agent and/or any other Secured Party, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Secured Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Administrative Agent’s right to enforce such satisfaction. All of Administrative Agent’s rights and remedies shall be cumulative and any failure of Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantors regardless of how long before or after the date hereof any of the Secured Obligations were or are incurred.

6. Subordination. If Borrower or any Guarantor is now or hereafter becomes indebted to one or more Guarantors (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to the full payment and performance of the Secured Obligations, and no Guarantor shall be entitled to enforce or receive payment with respect to any Affiliated Debt until the Release Date. Each Guarantor agrees that any liens, mortgages, deeds of trust, security interests, judgment liens, charges or other encumbrances upon Borrower’s or any other Guarantor’s assets securing the payment of the Affiliated Debt shall be and remain subordinate and inferior to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s or any other Guarantor’s assets securing the payment of the Secured Obligations, and without the prior written consent of Administrative Agent, no Guarantor shall exercise or enforce any creditor’s rights of any nature against Borrower or any other Guarantor to collect the Affiliated Debt (other than demand payment therefor). In the event of the receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving Borrower or any applicable Guarantor as a debtor, Administrative Agent has the right and authority, either in its own name or as attorney-in-fact for any applicable Guarantor, to file such proof of debt, claim, petition or other documents and to take such other steps as are necessary to prove its rights hereunder and receive directly from the receiver, trustee or other court custodian, payments, distributions or other dividends which would otherwise be payable upon the Affiliated Debt. Each Guarantor hereby assigns such payments, distributions and dividends to Administrative Agent, and irrevocably appoints Administrative Agent as its true and lawful attorney-in-fact with authority to make and file in the name of such Guarantor any proof of debt, amendment of proof of debt, claim, petition or other document in such proceedings and to receive payment of any sums becoming distributable on account of the Affiliated Debt, and to execute such other documents and to give acquittances therefor and to do and perform all such other acts and things for and on behalf of such Guarantor as may be necessary in the opinion of Administrative Agent in order to have the Affiliated Debt allowed in any such proceeding and to receive payments, distributions or dividends of or on account of the Affiliated Debt.

7. Subrogation. No Guarantor waives or releases any rights of subrogation, reimbursement or contribution which such Guarantor may have, after full and final payment of the Secured Obligations, against others liable on the Secured Obligations. Each Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Administrative Agent and the other Secured Parties, and no Guarantor may exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until the Release Date. If any amount is paid to any Guarantor on account of such subrogation rights prior to the Release Date, such amount shall be held in trust for the benefit of Administrative Agent and/or the other Secured Parties to be credited and applied on the Secured Obligations, whether matured or unmatured.

8. Other Indebtedness or Obligations of Guarantors. If any Guarantor is or becomes liable for any indebtedness owed by Borrower or any other Loan Party to the Lenders by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Administrative Agent and the Lenders hereunder shall be cumulative of all other rights that Administrative Agent and the Lenders may have against such Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantors as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Administrative Agent and/or the Lenders by Guarantors in favor of Administrative Agent and/or the Lenders relating to the indebtedness of Borrower and the other Loan Parties to the Secured Parties, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.

9. Representations. Each Guarantor represents as follows:

(a) such Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Secured Obligations;

(b) such Guarantor is familiar with, and has independently reviewed the books and records regarding, the financial condition of Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Secured Obligations, but such Guarantor is not relying on such financial condition, the collateral, or the agreement of any other party to become a Surety as an inducement to enter into this Guaranty; and

(c) neither Administrative Agent, any Lender, any Surety, nor any other party has made any representation, warranty or statement to such Guarantor in order to induce such Guarantor to execute this Guaranty.

10. Covenants of Guarantors. So long as the Agreement is in effect and until the Release Date, unless compliance has been waived in writing by Administrative Agent, each Guarantor will

(a) promptly give written notice to Administrative Agent of (i) any action, proceeding or claim, of which such Guarantor may have notice, which may be commenced or asserted against such Guarantor or relate to this Guaranty and (ii) any dispute which may exist between such Guarantor and any governmental regulatory body, which in either case may substantially affect the properties and assets of such Guarantor;

(b) duly pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon or against such Guarantor or such Guarantor’s property or assets, or upon any property leased by such Guarantor, prior to the date on which penalties attach thereto, unless and to the extent only that such taxes, assessments and governmental charges or levies are being contested in good faith and by appropriate proceedings, and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which might or could, if unpaid, become a lien or charge upon the property or assets of such Guarantor, unless and to the extent only that the validity thereof is being contested in good faith and by appropriate proceedings;

(c) deliver to Administrative Agent such information regarding the business and affairs and financial position of Guarantor as Administrative Agent may reasonably request;

(d) allow any representative of Administrative Agent to visit and inspect any of its property, to examine such Guarantor’s books of record and account and to discuss its affairs, finances and accounts with any of its officers, employees and agents, all at such reasonable times and as often as Administrative Agent may request;

(e) not wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation; and

(f) not convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all or a materially substantial part of such Guarantor’s property or assets.

11. Right of Offset. In addition to any rights and remedies of the Secured Parties provided by law, upon the occurrence and during the continuance of any Event of Default, each Secured Party (after obtaining the written consent of Administrative Agent) is authorized at any time and from time to time, without prior notice to Guarantors, any such notice being waived by each Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party to or for the credit or the account of any one or more Guarantors against any and all of the Secured Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Secured Party shall have made demand under this Guaranty or any other Loan Document and although such Secured Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Secured Party agrees promptly to notify the affected Guarantor and Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

12. Costs and Expenses. Guarantors jointly and severally agree to pay to Administrative Agent and the Lenders, upon demand, all losses and costs and expenses, including attorneys’ fees, that may be incurred by Administrative Agent and the Lenders in attempting to cause the Secured Obligations to be satisfied or in attempting to cause satisfaction of Guarantors’ liability under this Guaranty.

13. Exercising Rights, Etc. No notice to or demand upon any Guarantor in any case shall, of itself, entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Administrative Agent in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

14. Reference to Agreement; Incorporation of Certain Provisions by Reference. Reference is hereby made to the representations, warranties and covenants of the Borrower set forth in Articles VII, VIII and IX of the Agreement which are incorporated herein by reference for all purposes. Each Guarantor (i) reaffirms that each such representation and warranty is true and correct in every material respect with respect to such Guarantor to the extent that such representation and warranty refers to such Guarantor, and (ii) agrees, with respect to the covenants, to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries. Further, the provisions of Section 12.09 of the Agreement captioned “Governing Law; Jurisdiction; Etc.” are incorporated herein by reference for all purposes. If the Agreement shall cease to remain in effect for any reason whatsoever during any period and any part of the Secured Obligations remain unpaid, then the terms, covenants, and agreements set forth therein applicable to the Guarantors shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.

15. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or delivered by electronic mail to the electronic mail address, to as follows:

(a) If to Guarantors, c/o Borrower, as provided in Section 12.01 of the Agreement; and

(b) If to Administrative Agent, as provided in Section 12.01 of the Agreement.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Any party may change its address, facsimile or email address for notices and other communications hereunder by notice to the other parties hereto.

16. Benefit; Binding Effect. This Guaranty shall inure to the benefit of Administrative Agent and each other Secured Party and their respective successors and assigns, and to any interest in any of the Secured Obligations. All of the obligations of Guarantors arising hereunder shall be jointly and severally binding on each of the Persons signing this Guaranty, and their respective successors, assigns, heirs, executors, administrators, and personal representatives (provided, however, that no Guarantor may, without the prior written consent of Administrative Agent in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Administrative Agent’s prior written consent shall be void ab initio and of no force or effect).

17. Entirety and Amendments. This Guaranty embodies the entire agreement between the parties and supersedes all prior agreements, conditions, and understandings, if any, relating to the subject matter hereof and thereof, and this Guaranty may be amended only by an instrument in writing executed by Guarantors, Administrative Agent and the Required Lenders.

18. Counterparts. This Guaranty may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Guaranty and all of which, when taken together, will be deemed to constitute one and the same Guaranty. Delivery of an executed counterpart of a signature page of this Guaranty by facsimile or other electronic imaging means (including pdf) shall be effective as delivery of a manually executed counterpart of this Guaranty.

19. Multiple Guarantors. It is specifically agreed that Administrative Agent may enforce the provisions hereof with respect to one or more Guarantors without seeking to enforce the same as to all or any Guarantors. If one or more additional guaranty agreements (“Other Guaranties”) are executed by one or more additional guarantors (“Other Guarantors”), which guarantee, in whole or in part, any of the Secured Obligations, it is specifically agreed that Administrative Agent may enforce the provisions of this Guaranty or of the Other Guaranties with respect to one or more of the Guarantors or any one or more of the Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of the Guarantors or the Other Guarantors. Each Guarantor hereby waives any requirement of joinder of all or any other Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all Guarantors hereunder shall be joint and several.

20. Additional Guarantors. From time to time subsequent to the date hereof, additional Persons may become parties hereto as additional Guarantors (each, an “Additional Guarantor”), by executing a Joinder Agreement in the form of Exhibit A hereto. Upon delivery of any such Joinder Agreement to Administrative Agent, notice of which is hereby waived by Guarantors, each Additional Guarantor shall be a Guarantor and shall be as fully a party hereto as if Additional Guarantor were an original signatory hereto. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, nor by any election of Administrative Agent not to cause any Subsidiary or Affiliate of Borrower to become an Additional Guarantor hereunder. This Guaranty shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Guarantor hereunder.

21. Commodity Exchange Act Keepwell Provisions. Each Qualified ECP Guarantor party hereto hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its (a) Swap Obligations and (b) obligations under the Guaranty including those with respect to Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Agreement or any other Loan Document, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Release Date. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

22. Limitation on Liability. The liability of each Guarantor with respect to the Secured Obligations shall not exceed the Maximum Amount for such Guarantor. As used herein, “Maximum Amount” means the greater of (a) the amount of the economic benefit received by such Guarantor from the Secured Obligations whether by loan proceeds to purchase assets or perform contracts for such Guarantor or by loan proceeds being otherwise available to such Guarantor through intercompany loans, advances, capital contributions or otherwise, or (b) the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any applicable state law.

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IN WITNESS WHEREOF, Guarantors, intending to be jointly and severally legally bound hereby, have executed this Guaranty as of the date and year first above written.

ENERGY ONE LLC,
a Wyoming limited liability company

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

NEW HORIZON RESOURCES LLC,
a North Dakota limited liability company

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

BOG – OSAGE, LLC,
an Oklahoma limited liability company

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Signature Page

EXHIBIT A

Form of Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder Agreement”) is entered into as of ______________, 20__, by the undersigned (“Additional Guarantor”), in favor of FIRSTBANK SOUTHWEST, as Administrative Agent for the Lenders as defined in the Agreement referred to below (in such capacity, “Administrative Agent”).

WHEREAS, U.S. ENERGY CORP., a Wyoming corporation (“Borrower”), Administrative Agent and the Lenders party thereto have entered into that certain Credit Agreement dated as of January 5, 2022 (as same may be amended, restated or modified from time to time, the “Agreement”); and

WHEREAS, pursuant to the Agreement and as an inducement to the Secured Parties to enter into the Agreement and to make the loans and other financial accommodations provided for in the Agreement, Secured Swap Agreements and Secured Cash Management Agreements, certain Subsidiaries and Affiliates of Borrower entered into that certain Unconditional Guaranty dated as of January 5, 2022, in favor of Administrative Agent (as same may be amended, restated or modified from time to time, and together with any other joinders thereto, the “Guaranty”) in order to guarantee the payment and satisfaction of the Secured Obligations (as defined in the Agreement; and

WHEREAS, Additional Guarantor is a Subsidiary or Affiliate of Borrower, and Additional Guarantor desires that the Lenders extend credit to Borrower as contemplated by the Agreement, and Additional Guarantor will directly or indirectly benefit from the use of the loan proceeds by Borrower for the purposes for which the credit is being extended pursuant to the Agreement; and

WHEREAS, Additional Guarantor, by and through the action of its governing body, has determined that it may reasonably be expected to benefit, directly or indirectly, from guarantying the Secured Obligations (as defined in the Agreement), all as provided therein;

ACCORDINGLY, Additional Guarantor hereby agrees with Administrative Agent as follows:

1.       Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Guaranty.

2.       Party to Guaranty. Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, Additional Guarantor will be deemed to be a party to the Guaranty and a “Guarantor” for all purposes of the Guaranty, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guaranty. Additional Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to Guarantors contained in the Guaranty. Without limiting the generality of the foregoing terms of this Section 2, Additional Guarantor hereby, jointly and severally with the other Guarantors, unconditionally, absolutely and irrevocably guarantees to the Guaranteed Parties, as provided in the Guaranty, the due and punctual payment at maturity, whether by acceleration or otherwise, and the due fulfillment and performance of the Secured Obligations. Additional Guarantor is jointly and severally liable for the full payment and performance of the Secured Obligations as a primary obligor.

3.       Address for Notice Purposes. The address of Additional Guarantor for purposes of all notices and other communications is set forth on the signature page hereof.

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4.       Waiver of Acceptance. Additional Guarantor hereby waives acceptance by Administrative Agent and the Lenders of the guaranty by Additional Guarantor under the Guaranty upon the execution of this Joinder Agreement by Additional Guarantor.

5.       Representations and Warranties. Additional Guarantor hereby represents and confirms that the representations and warranties set forth in the Guaranty Agreement and in the Agreement which are applicable to Guarantors are true and correct with respect to Additional Guarantor on and as of the date hereof (and after giving effect hereto), as if set forth herein in their entirety.

6.       Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

7.       Governing Law. This Joinder Agreement shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas.

8.       Loan Document. This Joinder Agreement is a Loan Document for all purposes and each reference in any Loan Document to the Guaranty shall mean the Guaranty as supplemented by this Joinder Agreement.

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IN WITNESS WHEREOF, the undersigned Additional Guarantor and Administrative Agent have executed this Joinder Agreement as of the date first above written.

ADDITIONAL GUARANTOR:

By:
Name:
Title:

Address:

Facsimile:

JOINDER AGREEMENT - Page 3

ADMINISTRATIVE AGENT

FIRSTBANK SOUTHWEST,
as Administrative Agent

By:
Name:
Title:

Address:
2401 S. Georgia
P.O. Box 32552
Amarillo, Texas 79120-2552
Facsimile: (806) 354-5266

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